Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No 33-21735 and No. 33-350293) of KSW, Inc. of our report dated February 15, 2007, except for Note 17 (A), as to which the dates is March 6, 2007, and for Note 17 (B), as to which the date is March 8, 2007, relating to the consolidated financial statements which are included in this Annual Report on Form 10-K.

MARDEN, HARRISON & KREUTER
Certified Public Accounts, P.C.

White Plains, New York
March 14, 2007